EXHIBIT 99.1

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P. ANNOUNCES THE ELECTION OF
STEPHEN P. MAWER TO ITS GENERAL PARTNER’S BOARD OF DIRECTORS

INDIANAPOLIS-(PR NEWSWIRE) - March 14, 2016 - Calumet Specialty Products Partners, L.P. (“Calumet”) (NASDAQ: CLMT), a leading independent producer of specialty hydrocarbon and fuels products, today announced the election of Stephen P. Mawer to the Board of Directors of its general partner, Calumet GP, LLC.

Mr. Mawer, 51, retired as President of Koch Supply & Trading in 2014 following a 27-year career in commodities trading, risk management and refining operations. While at Koch, Mr. Mawer led global commodities trading and served as a senior member of the Koch Industries management team. During his 18-year career at Koch, Mr. Mawer successfully managed businesses engaged in the trading of crude oil, refined products, base metals, tanker freight, LNG and biofuels. Mr. Mawer also had responsibility for leading operations at the 80,000 bpd in Rotterdam, Netherlands refinery, which generated positive returns during his tenure. Earlier in his career, he held roles in crude oil trading at Ashland Petroleum, RWE AG and Shell.
“Steve Mawer brings extensive senior leadership experience and a deep knowledge of the global commodities markets to our Board of Directors,” said Tim Go, Chief Executive Officer of Calumet. “As President of Koch Supply & Trading, Steve managed a leading global commodities trading platform that enabled Koch to effectively manage price and cost volatility within its business. As a member of our Board, Steve will provide strategic insights that will help Calumet to further mitigate enterprise risk, better optimize our assets and improve our returns on invested capital. We are excited to have Steve join our Board of Directors and look forward to working with him.”

The Board of Directors of Calumet GP, LLC is currently comprised of seven members. Mr. Mawer will join the board as its eighth member and is expected to serve as an independent director.

Mr. Mawer holds both Bachelors and Masters degrees in Chemical Engineering from the University of Cambridge, England. He currently serves as a member of the board of directors at Zenith Energy Management, an international midstream company.

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel; and provides oilfield services and products to customers throughout the United States. Calumet is based in Indianapolis, Indiana and has fourteen manufacturing facilities located in northwest Louisiana, northwest Wisconsin, northern Montana, western Pennsylvania, Texas, New Jersey, Oklahoma, eastern Missouri and North Dakota.

Safe Harbor Statement

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; our ability to produce specialty products and fuels that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of recently acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.